The Prudential Insurance Company of America
Pruco Life Insurance Company
c/o Prudential Capital Group
2029 Century Park East, Suite 710
Los Angeles, CA 90067

As of June 4, 2012

Matson Navigation Company, Inc.
555 12th Street
Oakland, California 94607

Re:	Limited Consent -- Amended and Restated Note Agreement

Ladies and Gentlemen:

1A. Reference is made to the Amended and Restated Note Agreement, dated as of May 19, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and between Matson Navigation Company, Inc., a Hawaii corporation (the “Company”), on the one hand, and the undersigned (the “Noteholders”), on the other hand.  Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Agreement.  Reference is also made to that certain Second Amended and Restated Note Agreement, dated as of the date hereof (the “New Note Agreement”), initially entered into between the Company, on the one hand, and the Purchasers named therein, on the other hand.

1B. Reorganization.  The Company has advised the Noteholders of a reorganization pursuant to which:

                (i)           A&B has incorporated Alexander & Baldwin Holdings, Inc., a Hawaii corporation subsequently to be re-named “Matson, Inc.” as provided in clause (iv) of this Section 1B (“A&B Holdings”), as a new, wholly-owned direct Subsidiary of A&B, and A&B Holdings has incorporated A&B Merger Corporation, a Hawaii corporation (“A&B Merger Corp.”), as a new, wholly-owned direct Subsidiary of A&B Holdings, and, on or about June 6, 2012 A&B Merger Corp. will merge with and into A&B with A&B being the survivor of such merger (the “Merger”), after giving effect to which A&B Holdings will hold all of the capital stock of A&B and the stockholders of A&B Holdings will be the Persons which were the stockholders of A&B immediately prior to giving effect to the Merger;

(ii)           after consummation of the Merger, A&B will convert into a Hawaii limited liability company to be named “Alexander & Baldwin, LLC” pursuant to applicable Hawaii law (the “Conversion”) and will thereafter distribute all of the capital stock of the Company to A&B Holdings (the “Distribution”), after giving effect to which the Company will be a sister of A&B and a direct, wholly-owned Subsidiary of A&B Holdings;

(iii)           after consummation of the Distribution, A&B Holdings will contribute all of the membership interests in A&B to A & B II, Inc., a Hawaii corporation subsequently to be re-named “Alexander & Baldwin, Inc.” (“New A&B”), a newly formed, wholly-owned direct Subsidiary of A&B Holdings (the “Contribution”), after giving effect to which the direct parent and holder of all of the membership interests in A&B will be New A&B, and the direct parent and holder of all of the capital stock of both the Company and New A&B will be A&B Holdings (the collective transactions described in the foregoing portions of this Section 1B being referred to herein as the “Reorganization”); and

(iv)           after consummation of the Contribution and after the close of the New York Stock Exchange on or about June 29, 2012, A&B Holdings will distribute all of the capital stock of New A&B to the public stockholders of A&B Holdings (the “Spin-Off”), following which the name change of A&B Holdings to “Matson, Inc.” will become effective.

1C. Limited Consents.  Pursuant to the provisions of paragraph 11C of the Agreement, and subject to the representations and warranties in Section 4 of this letter agreement and the conditions set forth in Section 5 of this letter agreement, the Noteholders hereby consent to (i) any Change of Control which may be deemed to occur solely as a result of the Merger, the Distribution or the other steps of the Reorganization as described in Section 1B of this letter agreement, (ii) the incurrence of the Liens which otherwise would be prohibited under the Agreement by virtue of the Company’s entering into (a) the New Note Agreement and making the agreements contained in paragraphs 5G and 6C(1)(vi) and (vii) thereof and (b) the Bank Credit Agreement (as defined in the New Note Agreement) and making the agreements contain in Sections 2.03(a)(ii), 2.05, 2.15, 6.03 and 8.02(c) thereof, (iii) the A&B Capital Contribution (as defined in the New Note Agreement), the Reorganization and the Spin-Off, and (iv) the transfers of assets and assumptions of liabilities contemplated by Section 2.1 of the Separation Agreement (as defined in the New Note Agreement) and the termination of intercompany agreements contemplated by Section 2.2 of the Separation Agreement.

2.           Additional Event of Default.  It shall be an Event of Default under the Agreement if the Company elects the One-Time Fee pursuant to paragraph 2A of the New Note Agreement and if the Company does not pay the One-Time Fee (as defined in the New Note Agreement) on the day of the consummation of the Spin-Off.

3.           Limitation of Modifications.  The modifications effected in this letter agreement shall be limited precisely as written and shall not be deemed to be (a) an amendment, consent, waiver or other modification of any other terms or conditions of the Agreement or any other document related to the Agreement, or (b) a consent to any future amendment, consent, waiver or other modification.  Except as expressly set forth in this letter, the Agreement and the documents related to the Agreement shall continue in full force and effect.

4.           Representations and Warranties.  The Company hereby represents and warrants as follows:  (i) No Default or Event of Default has occurred and is continuing; (ii) the Company’s execution, delivery and performance of the Agreement, as modified by this letter agreement, have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, or notice to or action by, any Person (including any governmental authority) in order to be effective and enforceable; and (iii) the Agreement, as modified by this letter agreement, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights or by general principles of equity.

5.           Effectiveness.  This letter agreement shall become effective on the date on which the Noteholders shall have received a fully executed counterpart of this letter agreement from the Company (and the Company shall have received a fully executed counterpart of this letter agreement from the Noteholders).

6.           Miscellaneous.

(a)           This document may be executed in multiple counterparts, which together shall constitute a single document.  Delivery of executed counterparts of this letter agreement by telefacsimile or other secure electronic format (pdf) shall be effective as an original.

(b)           This letter agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York, excluding choice-of-law principles of the law of such state that would permit the application of the laws of a jurisdiction other than such state.

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If you are in agreement with the foregoing, please sign the counterpart of this letter agreement in the space indicated below and transmit it to the Noteholders whereupon, subject to the conditions expressed herein, it shall become a binding agreement between the Company, on the one hand, and the Noteholders, on the other hand.

Sincerely,

The Prudential Insurance Company
of America

By:  /s/ Cornelia Cheng____________
Title:  Vice President

Pruco Life Insurance Company

By:  /s/ Cornelia Cheng____________
Title: Vice President

Accepted and agreed to
as of the date first
appearing above:

Matson Navigation Company, Inc.

By: /s/ Matthew J. Cox
Its: President

By: /s/ Joel M. Wine
Its: Senior Vice President and Chief Financial Officer